September 15, 2003

Brenntag Latin America Incorporated
5300 Memorial Drive
11th Floor
Houston, Texas  77007

Mr. Alfonso Velez:

The purpose of this letter is to confirm in writing the agreement between Brenntag ("BLAI") and EnerTeck ("ECC") regarding the sale of EnerBurn by Brenntag into certain Latin American countries. Your capacity will be that as an exclusive distributor, an independent contractor, and you will be strictly confined to sales into Columbia, Venezuela, Ecuador, and the Dominican Republic ("BLAI countries"). Since EnerTeck has other third party contractual commitments in other Latin American countries, you agree to confine all your sales activities to those BLAI countries only, with no activity whatsoever or resale to other countries. You agree that BLAI is expressly forbidden from any sales inquiries or activities outside of the BLAI countries defined herein. .

ECC will sell EnerBurn to BLAI at $53.50 (USD) per gallon and your resale price will range between $90 and $100 per gallon. During the time that this agreement is in effect, BLAI agrees not to sell and/or handle any other product which would compete with EnerBurn.

This agreement is for a period of one year from the date hereof and may be extended by mutual agreement of both parties in writing. However, BLAI should purchase a minimum of 4,000 gallons of EnerBurn within the first year in order to maintain sales exclusivity in the BLAI countries.

This agreement supercedes any other agreements, oral and/or written, regarding this matter, but does not supercede that earlier secrecy agreement between the parties and which remains valid and in full force and effect.

Any disputes between the parties will be resolved under Texas law and in the courts of Harris County, Texas.

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If BLAI is in agreement with the terms and conditions set forth above, please execute both originals of this letter and return one original to the undersigned.

We look forward to a good and mutually beneficial business relationship.

Very truly yours,

Dwaine Reese
Chairman and CEO


ACCEPTED & AGREED TO:

BRENNTAG LATIN AMERICA INC.


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Date: